Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

•Exceeded Q2 guidance for revenue and profitability
•Generated $51.6 million in cash provided by operating activities
•Initiated $100 million accelerated share repurchase program
•Accelerated data center solution roadmap with CXL Memory Interconnect Initiative
•Announced the acquisitions of AnalogX and PLDA

SAN JOSE, Calif. - August 2, 2021 - Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the second quarter ended June 30, 2021. GAAP revenue for the second quarter was $84.9 million; licensing billings were $65.2 million, product revenue was $31.2 million, and contract and other revenue was $11.8 million. The Company also generated $51.6 million in cash provided by operating activities.

“Rambus had an exciting second quarter, making a number of strategic advancements to capture the next wave of semiconductor growth focused on next-generation data center architectures, and exceeding financial guidance for the top and bottom line,” said Luc Seraphin, chief executive officer of Rambus. “Product revenue from memory interface chips remains strong, and we had record revenue from security and digital controller IP. The Company continues to scale, putting us in a great position for long-term profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2021	2020
Revenue
Product revenue	$31.2	$31.7
Royalties	41.9	18.7
Contract and other revenue	11.8	11.3
Total revenue	84.9	61.7
Cost of product revenue	11.4	10.3
Cost of contract and other revenue	1.0	1.5
Amortization of acquired intangible assets (included in total cost of revenue)	4.5	4.3
Total operating expenses (1)	53.9	56.7
Operating income (loss)	$14.1	$(11.1)
Operating margin	17%	(18)%
Net income (loss)	$11.2	$(9.1)
Diluted net income (loss) per share	$0.10	$(0.08)
Net cash provided by operating activities	$51.6	$62.0
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.2 million for each of the three months ended June 30, 2021 and 2020.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended June 30,
(In millions)	2021	2020
Licensing billings (2)	$65.2	$60.7
Product revenue	$31.2	$31.7
Contract and other revenue	$11.8	$11.3
Cost of product revenue	$11.4	$10.3
Cost of contract and other revenue	$1.0	$1.5
Total operating expenses	$43.7	$47.7
Interest and other income (expense), net	$(0.8)	$0.1
Diluted share count	115	115
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue and cost of contract and other revenue are solely presented on a GAAP basis.
(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

GAAP revenue for the quarter was $84.9 million, above the high end of the Company’s expectations. The Company also had licensing billings of $65.2 million, product revenue of $31.2 million, and contract and other revenue of $11.8 million. The Company had total GAAP cost of revenue of $16.9 million and operating expenses of $53.9 million. The Company also had total non-GAAP operating expenses of $56.1 million (which includes non-GAAP cost of revenue), below the low end of its expectations. The Company had GAAP diluted net income per share of $0.10. The Company's diluted share count was 115 million shares. Due to the Company’s strong performance and focus on operational efficiency, the Company delivered excellent results in the second quarter, exceeding its revenue and profitability guidance.

Cash, cash equivalents, and marketable securities as of June 30, 2021 were $477.1 million, a decrease of $52.0 million from March 31, 2021, mainly due to $100 million paid in connection with an accelerated share repurchase program, partially offset by cash provided by operating activities of approximately $51.6 million.

2021 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2021 during its upcoming conference call. The following table sets forth third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$59 - $65	$59 - $65
Product revenue	$34 - $40	$34 - $40
Contract and other revenue	$11 - $17	$11 - $17
Total operating costs and expenses	$76 - $72	$65 - $61
Interest and other income (expense), net	($1)	($1)
Diluted share count	113	113
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the third quarter of 2021, the Company expects licensing billings to be between $59 million and $65 million. The Company also expects royalty revenue to be between $25 million and $31 million, product revenue to be between $34 million and $40 million and contract and other revenue to be between $11 million and $17 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $76 million and $72 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $65 million and $61 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 113 million, and exclude stock-based compensation expense ($8 million), amortization expense ($3 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($2 million).

Conference Call

The Company's management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 7478989.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, facility restoration costs, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2021 and 2020, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, and the Company’s outlook and financial guidance for the third quarter of 2021 and related drivers. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19). The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$204,731	$128,967
Marketable securities	272,382	373,682
Accounts receivable	38,730	27,903
Unbilled receivables	144,546	138,813
Inventories	8,052	14,466
Prepaids and other current assets	10,544	15,881
Total current assets	678,985	699,712
Intangible assets, net	27,203	36,487
Goodwill	183,222	183,222
Property, plant and equipment, net	50,058	57,693
Operating lease right-of-use assets	25,801	28,708
Deferred tax assets	3,907	4,353
Unbilled receivables	179,503	236,699
Other assets	4,306	4,535
Total assets	$1,152,985	$1,251,409

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,975	$8,993
Accrued salaries and benefits	15,878	23,326
Deferred revenue	12,299	10,198
Income taxes payable	19,754	20,064
Operating lease liabilities	6,722	4,724
Other current liabilities	17,798	18,559
Total current liabilities	81,426	85,864
Long-term liabilities:
Convertible notes	159,806	156,031
Long-term operating lease liabilities	31,104	34,305
Long-term income taxes payable	31,853	41,333
Deferred tax liabilities	15,147	14,276
Other long-term liabilities	3,061	6,894
Total long-term liabilities	240,971	252,839
Total stockholders’ equity	830,588	912,706
Total liabilities and stockholders’ equity	$1,152,985	$1,251,409

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Revenue:
Product revenue	$31,170	$31,725	$61,951	$62,453
Royalties	41,910	18,744	70,769	40,226
Contract and other revenue	11,779	11,248	22,521	24,815
Total revenue	84,859	61,717	155,241	127,494
Cost of revenue:
Cost of product revenue	11,422	10,277	22,832	20,620
Cost of contract and other revenue	1,017	1,535	2,573	2,733
Amortization of acquired intangible assets	4,439	4,336	8,825	8,680
Total cost of revenue	16,878	16,148	34,230	32,033
Gross profit	67,981	45,569	121,011	95,461
Operating expenses:
Research and development	31,469	34,688	63,823	71,352
Sales, general and administrative	22,184	21,721	45,746	45,027
Amortization of acquired intangible assets	229	248	458	596
Restructuring charges	—	—	368	836
Change in fair value of earn-out liability	—	—	—	(1,800)
Total operating expenses	53,882	56,657	110,395	116,011
Operating income (loss)	14,099	(11,088)	10,616	(20,550)
Interest income and other income (expense), net	2,381	4,688	5,362	11,131
Interest expense	(2,683)	(2,580)	(5,297)	(5,135)
Interest and other income (expense), net	(302)	2,108	65	5,996
Income (loss) before income taxes	13,797	(8,980)	10,681	(14,554)
Provision for income taxes	2,631	160	2,128	1,125
Net income (loss)	$11,166	$(9,140)	$8,553	$(15,679)
Net income (loss) per share:
Basic	$0.10	$(0.08)	$0.08	$(0.14)
Diluted	$0.10	$(0.08)	$0.07	$(0.14)
Weighted average shares used in per share calculation
Basic	112,144	113,572	112,177	113,240
Diluted	114,931	113,572	115,358	113,240

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2021	2020
Cost of product revenue	$11,422	$10,277
Adjustment:
Stock-based compensation expense	(70)	—
Non-GAAP cost of product revenue	$11,352	$10,277

Total operating expenses	$53,882	$56,657
Adjustments:
Stock-based compensation expense	(7,228)	(6,707)
Acquisition-related costs and retention bonus expense	(2,200)	(1,577)
Amortization of acquired intangible assets	(229)	(248)
Expense on abandoned operating leases	(521)	—
Facility restoration costs	—	(411)
Non-GAAP total operating expenses	$43,704	$47,714

Interest and other income (expense), net	$(302)	$2,108
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2,382)	(3,788)
Non-cash interest expense on convertible notes	1,901	1,798
Non-GAAP interest and other income (expense), net	$(783)	$118

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2021 Third Quarter Outlook	Three Months Ended September 30, 2021
(In millions)	Low	High
Forward-looking operating costs and expenses	$76.2	$72.2
Adjustments:
Stock-based compensation expense	(8.0)	(8.0)
Amortization of acquired intangible assets	(3.2)	(3.2)
Forward-looking Non-GAAP operating costs and expenses	$65.0	$61.0

Forward-looking interest and other income (expense), net	$(0.8)	$(0.8)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2.1)	(2.1)
Non-cash interest expense on convertible notes	1.9	1.9
Forward-looking Non-GAAP interest and other income (expense), net	$(1.0)	$(1.0)